Exhibit 32(d)
CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
FOR PPL ENERGY SUPPLY, LLC'S FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2011

In connection with the quarterly report on Form 10-Q of PPL Energy Supply, LLC (the "Company") for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the "Covered Report"), I, the principal financial officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, hereby certify that:

•	The Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 8, 2011	/s/ Paul A. Farr
Paul A. Farr Executive Vice President PPL Energy Supply, LLC

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.